UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

04-Aug-05

Credit Suisse First Boston Mortgage Securities Corp.,
CSFB Home Equity Pass-Through Certificates, Series 2005-FIX1

Credit Suisse First Boston Mortgage Securities Corp.

(Exact Name of Registrant as Specified in its Charter)

Delaware	333-120966-01	13-3320910
(State or Other Jurisdiction Of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11 Madison Avenue New York, New York (Address of Principal Executive Offices)	10010 (Zip Code)

Registrant's telephone number, including area code:     (212) 325-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events.

On June 30, 2005, the Servicer, Ocwen Federal Bank FSB ("OFSB") transferred to Ocwen Loan Servicing, LLC ("Ocwen") the servicing of the mortgage loans in its servicing portfolio. This service transfer was the result of OFSB's voluntary dissolution, sale of its branch facility and deposits in Fort Lee, New Jersey to another bank, and cessation of operations as a federal savings bank. Upon OFSB's dissolution and sale of the branch facility and deposits, all of OFSB's remaining assets and liabilities, including its mortgage loan servicing business, were transferred to and assumed by Ocwen. Ocwen's management, servicing portfolio and platform has not been changed as a result of the foregoing transactions.

Item 9.01  Financial Statements and Exhibits.

(C) Exhibits

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

By:  U.S. Bank National Association, as  Trustee  for:

Credit Suisse First Boston Mortgage Securities Corp.

CSFB Home Equity Pass-Through Certificates,

Series 2005-FIX1

By:

/s/ Becky Warren

Name:

Becky Warren

Title:

Assistant Vice President

Dated:  4-Aug-05

Index to Exhibits